Exhibit 32.2

Certification

of

Chief Financial Officer

Pursuant to 18 U.S.C. 1350

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

I, William H. Schumann, III, Senior Vice President and Chief Financial Officer of FMC Technologies, Inc. (the “Company”), do hereby certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(a) the Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended June 30, 2005, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 5, 2005

/s/ William H. Schumann, III
William H. Schumann, III
Senior Vice President and Chief Financial Officer (Principal Financial Officer)

A signed original of this written statement required by Section 906 or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form with the electronic version of this written statement required by Section 906 has been provided to FMC Technologies, Inc., and will be retained by FMC Technologies, Inc., and furnished to the Securities and Exchange Commission or its staff upon request.

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